UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2013

SOLITARIO EXPLORATION & ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-32978 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2013 our shareholders approved the 2013 Solitario Exploration & Royalty Corp. Omnibus Stock and Incentive Plan (the (“2013 Plan”).

Description of the 2013 Plan

The following is a summary of the principal features of the 2013 Plan, which is qualified in its entirety by reference to the 2013 Plan. A copy of the 2013 Plan is filed herewith as Exhibit 99.1.

The 2013 Plan permits the granting of cash and equity-based awards to our directors, officers, employees, consultants, independent contractors and affiliates.  Equity-based awards are determined by the Committee and are granted only in compliance with applicable laws and regulatory policy.

Administration

The 2013 Plan is administered by the Board of Directors, or a committee appointed by the Board of Directors, which we refer to herein as the “Committee.” The 2013 Plan will initially be administered by the Board of Directors as a whole, although with respect to certain awards it is expected that the Compensation Committee will provide input and recommendations to the Board of Directors. The Committee will administer the 2013 Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2013 Plan. In addition, the Committee can specify whether, and under what circumstances, awards to be received under the 2013 Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Committee.  Subject to the provisions of the 2013 Plan, the Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Committee has authority to interpret the 2013 Plan and establish rules and regulations for the administration of the 2013 Plan.

The Committee may delegate certain powers and duties under the 2013 Plan to an administrator, (the “Administrator”) who may be an officer or one or more directors (including a director who is also an officer of the Company), except that the Committee may not delegate its powers to grant awards to executive officers or directors who are subject to Section 16 of the Exchange Act, or in a way that would violate Section 162(m) of the Code. The Board may also exercise the powers of the Committee at any time, so long as its actions would not violate Section 162(m) of the Code.

Eligible Participants

Natural persons who are an employee, officer, consultant, independent contractor or director providing services to the Company or any of its affiliates, who are selected by the Committee, are eligible to receive an award under the 2013 Plan.

As of April 29, 2013, three officers, 15 employees (including the three officers), and four non-employee directors of the Company were considered to be within the group of eligible persons who could receive awards under the 2013 Plan.

Shares Available For Awards

The aggregate number of shares of our common stock that may be issued under all equity-based awards made under the 2013 Plan is 1,750,000 shares of common stock.

In the event a change, such as a stock split, is made in our capitalization which results in an exchange or other adjustment of each share of common stock for or into a greater or lesser number of shares, appropriate adjustments will be made to unvested Awards in the number of shares subject to each outstanding option or other awards in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2013 Plan.  The Committee also may make provisions for adjusting the number of Awards in the event we effect one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of our outstanding common stock.  Awards may provide that in the event of the dissolution or liquidation of the Company, a corporate separation or division or the merger or consolidation of the Company, the holder may exercise the Award on such terms as it may have been exercised immediately prior to such dissolution, corporate separation or division or merger or consolidation; or in the alternative, the Committee may provide that each Award granted under the 2013 Plan shall terminate as of a date fixed by the Committee.

If an Award is terminated without the issuance of any shares or if shares covered by an award are not purchased or are forfeited, then the shares previously set aside for such award will be available for future awards under the 2013 Plan.  If an Award is payable only in cash and does not entitle the holder to receive or purchase shares and is settled in cash then the Award will not be counted against the aggregate number of shares available under the 2013 Plan.

Types of Awards and Terms and Conditions

The 2013 Plan permits the granting of:

•	stock options (including both incentive and non-qualified stock options);
•	stock appreciation rights (“SARs”); and
•	restricted stock and restricted stock units.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2013 Plan or any other compensation plan. Awards can be granted for no cash consideration or for any cash consideration as may be determined by the Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash or shares of our common stock or a combination of these in a single payment, installments or on a deferred basis as provided for and as applicable under the 2013 Plan. The exercise price per share under any stock option and the grant price of any SAR may not be less than the fair market value of our common stock on the date of grant of such option or SAR.  Fair market value per share under the 2013 Plan shall be the NYSE-MKT Closing Price, as defined in the 2013 Plan, on such date, provided, that if the actual transaction involving the shares occurs at a time when the NYSE MKT is closed for regular trading, then it shall be the most recent Closing Price.

Incentive stock options must expire no later than 10 years after the date of grant or, for persons who own more than 10% of the total voting power of all classes of stock, no later than five years after the date of grant.  The term of all other awards shall be determined by the Committee.

Stock Options. The holder of an option is entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Committee. The option exercise price is payable in cash.

Stock Appreciation Rights. The holder of an SAR is entitled to receive in cash the excess of the fair market value, calculated as of the exercise date, of an equivalent value of a specified number of shares of our common stock over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the Committee.

Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Committee.

 Duration, Termination and Amendment. Unless discontinued or terminated by the Board, the 2013 Plan will expire on April 21, 2023. No awards may be made after that date.  However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2013 Plan prior to expiration may extend beyond the expiration of the 2013 Plan through the award’s normal expiration date.

The Board may amend, alter, suspend, discontinue or terminate the 2013 Plan at any time, although stockholder approval must be obtained for any action that would increase the number of shares of our common stock available under the 2013 Plan, increase the award limits under the 2013 Plan, or cause Section 162(m) of the Internal Revenue Code to become unavailable with respect to the 2013 Plan.  Stockholder approval is also required for any action that requires stockholder approval under the rules and regulations of the Securities and Exchange Commission, the Toronto Stock Exchange or the NYSE MKT or any other securities exchange or the Financial Industry Regulatory Authority that are applicable to the Company.

Award Expiration and Termination. Unless the terms of an Option expressly provide for a different date of termination, the unexercised portion of an Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following: (1) on the ninetieth (90th) day following Holder’s Separation for any reason except death, Disability or for Cause; or (2) immediately upon Separation as a result, in whole or in material part, of a discharge for Cause; or (3) on the first (1st) anniversary of a Separation by reason of death or Disability; or (4) in the case of a 10% Person, on the fifth (5th ) anniversary of the Date of Grant; or (5) on the tenth (10th) anniversary of the Date of Grant.

Blackout periods. Notwithstanding any other provision of the 2013 Plan or any Award to the contrary, any exercise of disposition of any Award or any Reserved Share pursuant to the 2013 Plan shall be consistent with the Trading Restrictions and Blackout Periods policy stated within the Company’s Disclosure Policy, or such other applicable written policy as necessary. If the term of any Award granted under the 2013 Plan ends on a day occurring within a Blackout Period or within ten business days thereafter, such Award shall continue to be exercisable under the terms of the 2013 Plan up to 5:00 p.m. (Denver time) on the tenth business day following the end of such Blackout Period.

Prohibition on Re-pricing Awards

Without the approval of the Company’s stockholders, the Committee will not re-price, adjust or amend the exercise price of any options or the grant price of any SAR previously awarded, whether through amendment, cancellation and replacement grant or any other means.

Transferability of Awards

Unless otherwise provided by the Committee, A SAR shall be transferable only to the extent, if any, provided in the agreement evidencing the SAR. All other Awards under the 2013 Plan may only be transferred by will or by the laws of descent and distribution.

Federal Income Tax Consequences

  The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards under the 2013 Plan.  The following description applies to U.S. citizens and residents who receive awards under the 2013 Plan.  Participants who are neither U.S. citizens nor residents but who perform services in the United States may also be subject to U.S. federal income tax under some circumstances.  In addition, former citizens or long-term residents of the United States may be subject to special expatriate tax rules, which are not addressed in this summary.

Grant of Options and SARs.  The grant of a stock option (either an incentive stock option or a non-qualified stock option) or SAR is not expected to result in any taxable income for the recipient.

Exercise of Incentive Stock Options.  The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise).  If stock is issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such award holder within two years after the date of grant or within one year after the transfer of such shares to such award holder, then (1) upon the sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to a deduction for federal income tax purposes.

If the stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (2) we will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense.  Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by us.

Exercise of Non-Qualified Stock Options and SARs.  Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount.  Upon exercising a SAR, the amount of any cash received is taxable to the recipient as ordinary income and generally are deductible by us.

Disposition of Acquired Shares.  The tax consequence upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option.  Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.

For an Award that is payable in shares of our common stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to Section 83(b) of the Code, the holder of the Award must recognize ordinary income equal to the excess of (x) the fair market value of the shares of our common stock received (determined as of the first time the shares became transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (y) the amount (if any) paid for the shares of our common stock by the holder. The Company will be entitled at that time to a tax deduction for the same amount if and to the extent that amount satisfies general rules concerning deductibility.

Special Rules. Special rules may apply in the case of individuals subject to Section 16(b) of the Exchange Act. In particular, unless a special election is made pursuant to Section 83(b) of the Code, shares of our common stock received pursuant to the exercise of an option may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company’s tax deduction, may be determined as of the end of such period.

  Deductibility of Executive Compensation under Code Section 162(m). Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and the corporation’s other four most highly compensated executive officers. However, “qualified performance-based qualified compensation” is not subject to the $1,000,000 deduction limit. In general, to qualify as performance-based compensation, the following requirements need to be satisfied: (1) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors,” (2) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum bonus amount which may be paid to any participant pursuant with respect to any performance period, must be approved by a majority of the corporation’s stockholders and (3) the committee must certify that the applicable performance goals were satisfied before payment of any performance-based compensation.

The 2013 Plan has been designed to permit grants of options and SARs issued under the 2013 Plan to qualify under the performance-based compensation rules so that income attributable to the exercise of a non-qualified stock option or an SAR may be exempt from the $1,000,000 deduction limit. Grants of other Awards under the 2013 Plan may not so qualify for this exemption. The 2013 Plan’s provisions are consistent in form with the performance-based compensation rules, so that if the committee that grants options or SARs consists exclusively of members of the board of directors of the Company who qualify as “outside directors,” and the exercise price (or deemed exercise price, with respect to SARs) is not less than the fair market value of the shares of common stock to which such grants relate, the compensation income arising on exercise of those options or SARs should qualify as performance-based compensation which is deductible even if that income would be in excess of the otherwise applicable limits on deductible compensation income under Code Section 162(m).

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
Exhibits	Exhibit Description

99.1	2013 Solitario Exploration & Royalty Corp. Ominbus Stock and Incentive Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 20, 2013

Solitario Exploration & Royalty Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer